Exhibit 9.1

March 6, 2026	RSM US LLP

200 Elm Street
Suite 200
Securities and Exchange Commission	Stamford, CT 06902-6902
Washington, D.C. 20549
T +1 203 327 3112
F +1 203 359 2289
Commissioners:
www.rsmus.com

We have read Fundrise Equity REIT, LLC’s statements included under Item 4(a) of its Form 1-U filed on March 6, 2026, and we agree with such statements concerning our firm.